                                                                     EXHIBIT 1.1

                             UNDERWRITING AGREEMENT
                          (Trust Preferred Securities)


                                                                October 31, 2001

Torchmark Corporation
2001 Third Avenue South
Birmingham, Alabama 35233

Torchmark Capital Trust I
c/o Torchmark Corporation
2001 Third Avenue South
Birmingham, Alabama 35233

Ladies and Gentlemen:

  We (the "Managers") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "Underwriters"), and we understand that Torchmark Capital Trust I ("Capital Trust I"), a statutory business trust created under the Delaware Business Trust Act, proposes to issue and sell to the several Underwriters $110,000,000 aggregate liquidation amount of 7 3/4% Trust Preferred Securities (the "Firm Securities") of Capital Trust I.

  Capital Trust I also proposes to sell to the several Underwriters not more than an additional $16,500,000 aggregate liquidation amount of its 7 3/4% Trust Preferred Securities (the "Additional Securities", and together with the Firm Securities, the "Offered Securities") if and to the extent that we, as Managers acting on behalf of the Underwriters, shall have determined to exercise the right to purchase such Additional Securities.

  It is understood that substantially contemporaneously with the closing of the sale of the Firm Securities to the Underwriters contemplated hereby, (i) Capital Trust I, its trustees (the "Capital Trustees") and Torchmark Corporation (the "Company") shall enter into an Amended and Restated Declaration of Trust in substantially the form of the Form of Amended and Restated Declaration of Trust attached as Exhibit 4.6 to the Registration Statement referred to below (the "Declaration of Trust"), pursuant to which Capital Trust I shall (x) issue and sell the Offered Securities to the Underwriters pursuant hereto and (y) issue 136,083 (or up to 156,496 if the Underwriters' overallotment option is exercised in full) shares of its Common Securities (the "Common Securities" and, together with the Offered Securities, the "Trust Securities") to the Company, in each case with such rights and obligations as shall be set forth in such Declaration of Trust, (ii) the Company and The Bank of New York, as indenture trustee, acting pursuant to an Indenture dated as of November 2, 2001, shall provide for the issuance of $113,402,075 (or up to $130,412,400 if the Underwriters' overallotment option is exercised in full) principal amount of the Company's 7 3/4% Junior Subordinated Debentures due 2041 (the "Junior Subordinated Debentures"), (iii) the Company shall sell such Junior Subordinated Debentures to Capital Trust I, and Capital Trust I shall purchase such Junior Subordinated Debentures with proceeds from the sale of the Offered Securities to the Underwriters and the sale of the Common Securities to the Company contemplated hereby and (iv) the Company and The Bank of New York, as Guarantee Trustee, shall enter into a Preferred Securities Guarantee Agreement in substantially the form of the Preferred Securities Guarantee Agreement attached as Exhibit 4.9 to the Registration Statement referred to below (the "Guarantee") for the benefit of holders from time to time of the Offered Securities. The Offered Securities are being offered and sold pursuant to a shelf registration statement on Form S-3 (registration no. 333-83411) (as amended to the date hereof, the "Registration Statement") filed by the Company and Capital Trust I with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended.

  Subject to the terms and conditions set forth or incorporated by reference herein, Capital Trust I hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the aggregate number of Firm Securities set forth below opposite their names at a purchase price of $25 per Firm Security (the "Purchase Price"); provided that the Company shall pay to the Underwriters underwriting commission equal to $.7875 per Firm Security (the "Underwriting Commission"):

                                                    Number of
                                                 Firm Securities
                  Underwriter                    to Be Purchased
                  -----------                    ---------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                               1,126,680
Morgan Stanley & Co. Incorporated                      1,126,660
Salomon Smith Barney Inc.                              1,126,660
Banc of America Securities LLC                           100,000
Banc One Capital Markets, Inc.                           100,000
First Union Securities, Inc.                             100,000
J.P. Morgan Securities Inc.                              100,000
Quick & Reilly, Inc.                                     100,000
SunTrust Capital Markets, Inc.                           100,000
ABN AMRO Incorporated                                     20,000
BB&T Capital Markets, A division of Scott and
 Stringfellow, Inc.                                       20,000

                                                    Number of
                                                 Firm Securities
                  Underwriter                    to Be Purchased
                  -----------                    ---------------
Bear, Stearns & Co. Inc.                                  20,000
BNY Capital Markets, Inc.                                 20,000
Dain Rauscher Incorporated                                20,000
Deutsche Banc Alex. Brown Inc.                            20,000
Fahnestock & Co. Inc.                                     20,000
Gruntal & Co., L.L.C.                                     20,000
H&R Block Financial Advisors, Inc.                        20,000
HSBC Securities (USA) Inc.                                20,000
J.J.B. Hilliard, W.L. Lyons, Inc.                         20,000
Legg Mason Wood Walker, Incorporated                      20,000
McDonald Investments Inc.                                 20,000
Morgan Keegan & Company, Inc.                             20,000
Raymond James & Associates, Inc.                          20,000
Charles Schwab & Co., Inc.                                20,000
SWS Securities, Inc.                                      20,000
Southtrust Securities, Inc.                               20,000
Sterne, Agee & Leach, Inc.                                20,000
TD Securities (USA) Inc.                                  20,000
U.S. Bancorp Piper Jaffray Inc.                           20,000
                                                       ---------
         Total                                         4,400,000
                                                       =========

  Subject to the terms and conditions set forth or incorporated by reference herein, Capital Trust I hereby agrees to sell and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 660,000 Additional Securities at the Purchase Price; provided that, in the event that the Underwriters exercise such right, the Company shall pay to the Underwriters the Underwriting Commission with respect to the Additional Securities sold. If we elect to exercise such option, we shall so notify the Company and Capital Trust I not later than 30 days after the date of this Agreement, which notice (the "Option Exercise Notice") shall specify the number of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Securities may be purchased as set forth below solely for the purpose of covering overallotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional securities as we may determine) that bears the same proportion to the total number of Additional Securities to be purchased as the number of Firm Securities to be purchased by such Underwriter as set forth above opposite the name of such Underwriter bears to the total number of Firm Securities.

  The Underwriters will pay for the Firm Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 a.m. (New York time) on November 2, 2001, or at such other time, not later than 5:00 p.m. (New York time) on November 16, 2001, as shall be designated by us. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date".

  The Underwriters will pay for the Additional Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 a.m. (New York time) on the date specified in the Option Exercise Notice. The time and date of such payment and delivery are hereinafter referred to as the "Option Closing Date".

  The Offered Securities shall have the terms set forth in the Prospectus dated November 30, 1999, and the Prospectus Supplement dated October 31, 2001, including the following:

Terms of Offered Securities

Designation of the Offered Securities:       Torchmark Capital Trust I 7 3/4% Trust
                                             Preferred Securities

Issuer of Offered Securities:                Torchmark Capital Trust I

Aggregate Number of Firm Securities:         4,400,000

Maximum Number of Additional Securities:     660,000

Price to Public:                             $25 per Offered Security

Purchase Price:                              $25 per Offered Security

Underwriting Commission per Offered
 Security:                                   $.7875 per Offered Security

Selling Concession:                          $.50 per Offered Security

Reallowance:                                 $.45 per Offered Security

Closing Date:                                November 2, 2001

Form:                                        Book-entry

Ratings:                                     S&P: BBB+
                                             Moody's: Baa2
Other Terms:

     Maturity Date:                          November 2, 2041, subject to acceleration
                                             under certain circumstances to a date that
                                             is not less than 15 years from the date of
                                             original issuance

     Liquidation Amount:                     $25 per Offered Security
     Distributions:                          7 3/4% per annum
     Distribution Payment Dates:             February 1, May 1, August 1, and
                                             November 1 of each year, commencing on
                                             February 1, 2002

     Redemption:                             Redeemable prior to maturity at the
                                             option of the Company (i) on or after
                                             November 2, 2006, in whole at any time
                                             or in part from time to time and (ii) prior
                                             to November 2, 2006, in whole (but not in
                                             part) at any time within 90 days following
                                             the occurrence and continuation of a Tax
                                             Event or an Investment Company Event,
                                             in each case, at par, plus accumulated and
                                             unpaid distributions

  Capitalized terms used above and not defined herein shall have the meanings set forth in the Prospectus and Prospectus Supplement referred to above.

  Except as set forth below, all provisions contained in the document entitled Underwriting Agreement Standard Provisions dated October 31, 2001 (the "Standard Provisions") relating to the Preferred Securities of Capital Trust I (fully and unconditionally guaranteed by the Company, based on its obligations under a guarantee, a trust declaration and an indenture), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security or a related Junior Subordinated Debenture shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

  Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                    Very truly yours,

                                    MERRILL LYNCH & CO.
                                    Merrill Lynch, Pierce, Fenner & Smith
                                                Incorporated
                                    Morgan Stanley & Co. Incorporated
                                    Salomon Smith Barney Inc.

                                    Acting severally on behalf of themselves and as representatives of the several Underwriters named in the third paragraph hereof.

                                    By: MERRILL LYNCH & CO.
                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED

                                    By:          /s/ Matthew Malloy
                                       ---------------------------------------
                                       Name: Matthew Malloy
                                       Title:   Vice President

Agreed and accepted:

TORCHMARK CORPORATION

By: /s/ Carol A. McCoy
    ---------------------------------------
   Name: Carol A. McCoy
   Title: Vice President, Associate Counsel
          and Secretary

TORCHMARK CAPITAL TRUST I

By: /s/ Michael J. Klyce
   -----------------------
    Name: Michael J. Klyce
    Title: Regular Trustee

                             TORCHMARK CORPORATION



                             UNDERWRITING AGREEMENT

                STANDARD PROVISIONS (TRUST PREFERRED SECURITIES)



October 31, 2001

     From time to time, Torchmark Corporation, a Delaware corporation (the "Company"), may, together with Torchmark Capital Trust I, a statutory business trust created under the Delaware Business Trust Act ("Capital Trust I"), enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as "this Agreement". Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     Capital Trust I proposes to issue Preferred Securities ("Preferred Securities") pursuant to the provisions of the Declaration of Trust (as defined below). Such Preferred Securities will be guaranteed by the Company to the extent described in the Prospectus (as defined below) with respect to distributions and amounts payable upon liquidation or redemption pursuant to a Preferred Securities Guarantee Agreement to be dated as of the Closing Date (as defined below) executed and delivered by the Company and The Bank of New York, as Guarantee Trustee (the "Guarantee Trustee"), for the benefit of the holders from time to time of the Preferred Securities (the "Guarantee").

     If Capital Trust I issues Preferred Securities, it will use the proceeds from the sale of the Preferred Securities and the sale of Common Securities (as defined below) to purchase from the Company an aggregate principal amount of its 7 3/4% Junior Subordinated Debentures due 2041 (the "Junior Subordinated Debentures") equal to the aggregate liquidation amount of the Preferred Securities and Common Securities issued by Capital Trust I pursuant to a Debenture Purchase Agreement to be dated as of the Closing Date (the "Debenture Purchase Agreement"). The Junior Subordinated Debentures will be issued under an Indenture to be dated as of November 2, 2001 between the Company and The Bank of New York, as trustee (the "Indenture Trustee") (as amended and supplemented from time to time, the "Indenture"). With respect to the issuance of Preferred Securities by Capital Trust I, the Company will also be the holder of one hundred percent of the common securities representing undivided beneficial interests in the assets of Capital Trust I (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), which shall be issued pursuant to a Subscription Agreement to be dated as of the Closing Date (the "Subscription Agreement").

     Capital Trust I has been created under Delaware law pursuant to the filing of a Certificate of Trust (the "Certificate of Trust") with the Secretary of State of the State of Delaware, and will be governed by an Amended and Restated Declaration of Trust (the "Declaration of Trust") among the Company, as sponsor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and three individuals who have been selected by the Company, as sponsor. The Company, as sponsor, has appointed the Property Trustee, the Delaware Trustee and three individuals who are officers of or affiliated with the Company to act as administrators with respect to Capital Trust I (the "Regular Trustees" and, together with the Property Trustee and the Delaware Trustee, the "Capital Trustees"). The Bank of New York, as Property Trustee, will act as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus or prospectuses relating to the Preferred Securities and the Guarantee (collectively the "Securities") and will file with the Commission a prospectus supplement or supplements specifically relating to any Preferred Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Preferred Securities as filed with the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Preferred Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

     The term "Firm Underwriters' Securities" means the Preferred Securities to be purchased by the Underwriters herein. The term "Additional Underwriters' Securities" means the additional Preferred Securities, if any, that the Underwriters will have the right to purchase, severally and not jointly, solely for the purpose of covering over-allotments made in connection with the offering of the Firm Underwriters' Securities. The Firm Underwriters' Securities and the Additional Underwriters' Securities are referred to herein as the "Underwriters' Securities".

     The Company and the Underwriters agree as follows:

       1.   Public Offering.  The Company is advised by the Manager that the
            ---------------
Underwriters propose to make a public offering of their respective portions of the Preferred Securities as soon after this Agreement is entered into as in the

Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

       2.   Payment and Delivery.  Payment for the Underwriters' Securities
            --------------------
shall be made by payment in full of the requisite amount of funds specified in the Underwriting Agreement and in accordance with the procedures set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Firm Underwriters' Securities are herein referred to as the "Closing Date". The time and date of such payment and delivery with respect to the Additional Underwriters' Securities are herein referred to as the "Option Closing Date".

       3.   Conditions of Underwriters' Obligations.  The several obligations of
            ---------------------------------------
the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and Capital Trust I herein on and as of the Closing Date and, if applicable, the Option Closing Date, to the performance by the Company and Capital Trust I of their obligations hereunder and to the following additional conditions precedent:

     (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date and, if applicable, the Option Closing Date,

     (i) (1) the Preferred Securities shall have been assigned at least the ratings by the rating agencies set forth in the applicable Underwriting Agreement, and, on the Closing Date, the Company shall have delivered to the Manager a letter dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Manager, confirming that the Preferred Securities have such ratings; and (2) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Preferred Securities or any of the Company's or Capital Trust I's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

     (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the

Commission and there shall have been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Underwriting Agreement);

     (iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Underwriting Agreement) that, in the Manager's reasonable judgment, is material and adverse and that makes it, in the Manager's reasonable judgment, impracticable to market the Preferred Securities on the terms and in the manner contemplated in the Prospectus; and

     (iv) the Manager shall have received on the Closing Date and, if applicable, the Option Closing Date, (1) a certificate, dated the Closing Date or the Option Closing Date, as the case may be, and signed by an executive officer of the Company, or any other person authorized by the Board of Directors of the Company to execute any such written statement (an "Executive Officer"), and (2) a certificate, dated the Closing Date or the Option Closing Date, as the case may be, and signed by a Regular Trustee of Capital Trust I,

     (A) to the effect set forth in Sections 3(a)(i)(2) and 3(a)(ii) hereof (in the case of the certificate signed by an Executive Officer of the Company); and

     (B) to the effect that the representations and warranties of the Company and Capital Trust I contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and that each of the Company and Capital Trust I, as applicable, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date or the Option Closing Date, as the case may be.

     The Executive Officer and the Regular Trustee signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (b) The Manager shall have received on the Closing Date and, if applicable, the Option Closing Date, an opinion of Carol A. McCoy, Esq., Vice President, Associate Counsel and Secretary for the Company, dated the Closing Date or the Option Closing Date, as the case may be, in substantially the form set forth as Exhibit A.

     (c) The Manager shall have received on the Closing Date and, if applicable, the Option Closing Date, an opinion of Maynard, Cooper & Gale, P.C., special counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, in substantially the form set forth as Exhibit B.

     (d) The Manager shall have received on the Closing Date and, if applicable, the Option Closing Date, an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect set forth in Exhibit C.

     (e) The Manager shall have received on the Closing Date and, if applicable, the Option Closing Date, an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, in substantially the form set forth as Exhibit D.

     (f) The Manager shall have received (i) on the date of the Underwriting Agreement a letter dated such date, (ii) on the Closing Date a letter dated the Closing Date and, (iii) if applicable, on the Option Closing Date a letter dated the Option Closing Date, in each case in form and substance satisfactory to the Manager, from the independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

     (g) On the Closing Date and, if applicable, the Option Closing Date, the Preferred Securities shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and the Manager shall have received evidence satisfactory to it of such approval.

       4.   Certain Covenants of the Company and Capital Trust I.  In further
            ----------------------------------------------------
consideration of the agreements of the Underwriters contained in this Agreement, each of the Company and Capital Trust I covenants as follows:

     (a) To furnish the Manager, without charge, as many copies of the Registration Statement, including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement, as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement, Prospectus or preliminary prospectus shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are deemed to be incorporated by reference in the Prospectus.

     (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Preferred Securities, to furnish the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects promptly after reasonable notice thereof.

     (c) If, during such period after the commencement of the public offering of the Preferred Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered with respect thereto, any event shall occur or condition exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith at its own expense, to amend or to supplement the Prospectus and to furnish such amendment or supplement to the Underwriters, so as to correct such statement or omission or effect such compliance.

     (d) To qualify the Preferred Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification.

     (e) To make generally available to the Company's security holders as soon as practicable an earnings statement of the Company covering a twelve month period beginning after the date of the

Underwriting Agreement (but in no event commencing later than 90 days after such date), which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder and to advise the Manager in writing when such statement has been made available.

     (f) During a period of 90 days from the date of the Underwriting Agreement, without the prior written consent of the Manager, on behalf of the Underwriters, not to offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities or Junior Subordinated Debentures, any other beneficial interests of Capital Trust I or any securities of the Company that are substantially similar to the Preferred Securities or Junior Subordinated Debentures, including the Guarantee, and including, but not limited to, any securities that are convertible into or exercisable or exchangeable for or that represent the right to receive Preferred Securities or Junior Subordinated Debentures or any such substantially similar securities of either Capital Trust I or the Company (other than the Junior Subordinated Debentures and the Preferred Securities offered hereby).

     (g) Whether or not any sale of Preferred Securities is consummated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and Capital Trust I under the Underwriting Agreement, including, without limitation: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Preferred Securities, (iii) the fees and disbursements of the Company's counsel and accountants, of Capital Trust I's counsel and of the Capital Trustees and their counsel, (iv) the qualification of the Securities under securities or Blue Sky laws in accordance with the provisions of Section 4 hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the printing or producing and delivery of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Preferred Securities, (vii) any fees charged by rating agencies for the rating of the Preferred Securities and (viii) all costs and expenses, if any, incident to listing the Preferred Securities on the New York Stock Exchange.

       5.   Representations and Warranties of the Company.  Each of the Company
            ---------------------------------------------
and Capital Trust I, jointly and severally, represents and warrants to each Underwriter that: (a) (i) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder, (iii) each part of the Registration Statement (including the documents incorporated reference therein), filed with the Commission pursuant to the Securities Act relating to the Preferred Securities, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iv) the Prospectus, as of its date, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the above representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company and Capital Trust I in writing by any Underwriter expressly for use therein or to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the trustees referred to in the Registration Statement.

     (b) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (d) Each "significant subsidiary" (within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission) (the

"Significant Subsidiaries") of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

     (e) Each of the Company and its Significant Subsidiaries engaged in the business of insurance are duly organized and licensed as insurance companies or insurance holding companies, as the case may be, in their respective jurisdictions of incorporation (if so required) and, in the case of the Company, each other jurisdiction where it is required to be so licensed or authorized to conduct its business, and, in the case of the Significant Subsidiaries engaged in the business of insurance, each other jurisdiction in which such Significant Subsidiary has written 5% or more of the total amount of premiums written by it during each of the last two calendar years, except for any such jurisdictions in which the failure to be so licensed or authorized would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; neither the Company nor any Significant Subsidiary engaged in the business of insurance has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such insurance regulatory authority is needed to be obtained by the Company or any such Significant Subsidiary in any case where it would be reasonably expected that failure to obtain any such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (f) Capital Trust I has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, is a "grantor trust" for United States federal income tax purposes, has the power and authority to conduct its business as presently conducted and as described in the Prospectus and is not required to be authorized to do business in any other jurisdiction.

     (g) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and Capital Trust I.

     (h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, upon execution and delivery thereof by the Company (and assuming due authorization, execution and delivery by the Indenture Trustee), will, as of the Closing Date, be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (i) The Guarantee has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, upon execution and delivery thereof by the Company (and assuming due authorization, execution and delivery by the Guarantee Trustee), will, as of the Closing Date, be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (j) The Declaration of Trust has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, upon execution and delivery thereof by the Company (and assuming due authorization, execution and delivery thereof by each party thereto other than the Company), will, as of the Closing Date, be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (k) Each of the Debenture Purchase Agreement and the Subscription Agreement has been duly authorized by the Company and Capital Trust I and, upon execution and delivery thereof by the Company and Capital Trust I, will, as of the Closing Date, be a valid and binding agreement of each of the Company and Capital Trust I, enforceable against each of the Company and Capital Trust I in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (l) The Preferred Securities have been duly authorized by the Declaration of Trust and, when executed and authenticated in accordance with the provisions of the Declaration of Trust and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued and (subject to the terms of the Declaration of Trust) fully paid and non-assessable undivided beneficial interests in the assets of Capital Trust I, and the issuance of such Preferred Securities will not be subject to any preemptive or similar rights. Holders of the Preferred Securities will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The Common Securities have been duly authorized by the Declaration of Trust and, when issued and executed in accordance with the provisions of the Declaration of Trust and delivered to the Company against payment therefor as set forth in the Subscription Agreement, will be validly issued undivided beneficial interests in the assets of Capital Trust I, and the issuance of such Common Securities will not be subject to any preemptive rights.

     (m) The Junior Subordinated Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by Capital Trust I in accordance with the terms of the Debenture Purchase Agreement, will be entitled to the benefits of the Indenture, and will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (n) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture, the Declaration of Trust, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures and the issuance and sale of the Preferred Securities as contemplated in the Underwriting Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Declaration of Trust, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Preferred Securities.

     (o) The execution and delivery by Capital Trust I of, and the performance by Capital Trust I of its obligations under, the Underwriting Agreement, the Subscription Agreement, the Debenture Purchase Agreement and the Trust Securities will not contravene any provision of applicable law or the Declaration of Trust or any agreement or other instrument binding upon Capital Trust I that is material to Capital Trust I, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Capital Trust I, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Capital Trust I of its obligations under the Underwriting Agreement, the Subscription Agreement, the Debenture Purchase Agreement and the Trust Securities, except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Preferred Securities.

     (p) Capital Trust I is not in violation of the Declaration of Trust or the Certificate of Trust; neither the Company nor any Significant Subsidiary is in violation of its certification of incorporation or by-laws; none of Capital Trust I, the Company or any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that will not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Underwriting Agreement).

     (r) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (s) There are no legal or governmental proceedings pending or threatened to which Capital Trust I or the Company or any of its subsidiaries is a party or to which any of the properties of Capital Trust I or the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (t) Each of the Company and Capital Trust I is not and, after giving effect to the offering and sale of the Preferred Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (w) Deloitte & Touche LLP, and, with respect to the financial statements and supporting schedules for the year ended December 31, 1998, KPMG LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

     6.   Indemnification and Contribution.  (a) Each of the Company and Capital
          --------------------------------
Trust I, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and any amounts paid in settlements caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or Capital Trust I shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company and Capital Trust I by any Underwriter expressly for use therein; provided, however, that the foregoing
                                       --------  -------
indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Preferred Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company or Capital Trust I shall have furnished any amendments or supplement thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Preferred Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 4(a) hereof.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Capital Trust I, the Capital Trustees, the Company, its directors, its officers who sign the Registration Statement and any person controlling Capital Trust I or the Company to the same extent as the foregoing indemnity from the Company and Capital Trust I to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company and Capital Trust I in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus or any amendments or supplements thereto.

     (c) If any proceeding (including any government investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be paid as they are incurred. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company and Capital Trust I in the case of parties indemnified pursuant to the immediately preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or 6(b) in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Capital Trust I on the one hand and the Underwriters on the other from the offering of the Preferred Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Capital Trust I on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Capital Trust I on the one hand and the Underwriters on the other in connection with the offering of the Preferred Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Preferred Securities (before deducting expenses) received by the Company and Capital Trust I bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company and Capital Trust I on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Capital Trust I or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company, Capital Trust I and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations to contribute pursuant to this Section 6 are several, in proportion to the respective principal amounts of Preferred Securities purchased by each of such Underwriters, and not joint.

     (f) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and affect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or buyer on behalf of Capital Trust I, the Company, its directors or officers or any person controlling the Company or Capital Trust I and (iii) acceptance of and payment for any of the Preferred Securities.

       7.   Termination in Certain Events.  This Agreement, and with respect to
            -----------------------------
the Option Closing Date, the obligations of the Underwriters to purchase and of Capital Trust I to sell, the Additional Underwriters' Securities to be purchased and sold on the Option Closing Date, shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company and Capital Trust I, if (a) after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or on any other exchange on which the Preferred Securities are listed,
(ii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either Federal or New York State authorities,
(iii) trading of any securities of or guaranteed by the Company or Capital Trust I shall have been suspended on any exchange or in any over-the-counter market,
(iv) a material
disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) there shall have occurred any material adverse change in the financial markets, material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude and severity in its effect on the financial markets of the United States and (b) such event singly or together with any other such event makes it, in the reasonable judgment of the Manager, impracticable to market the Preferred Securities on the terms and in the manner contemplated in the Prospectus.

       8.   Defaulting Underwriters.  If, on the Closing Date or the Option
            -----------------------
Closing Date, as the case may be, any one or more of the Underwriters shall default in its or their obligations to take up and pay for the Preferred Securities or otherwise fail or refuse to purchase Preferred Securities which it or they have agreed to purchase hereunder on such date, and the aggregate number of Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Preferred Securities to be purchased on such date, the non-defaulting Underwriters may make arrangements satisfactory to the Company and the non-defaulting Underwriters for the purchase of such Preferred Securities, but if no such arrangements are made, the non-defaulting Underwriters shall be obligated severally in the proportions which the aggregate number of Preferred Securities set forth opposite their names in the Underwriting Agreement bear to the aggregate number of Preferred Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate number of Preferred
      --------
Securities which any non-defaulting Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such number of Preferred Securities without the written consent of such non-defaulting Underwriter. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase Preferred Securities and the aggregate number of Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate number of the Preferred Securities, and arrangements satisfactory to the Manager and the Company for the purchase of such Preferred Securities are not made within 36 hours after such default, this Agreement, or with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of Capital Trust I to sell, the Additional Underwriters' Securities to be purchased and sold on the Option

Closing Date, will terminate without liability on the part of any non-defaulting Underwriter or of the Company. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

       9.   Reimbursement of Underwriters' Expenses.  If this Agreement shall be
            ---------------------------------------
terminated by the Underwriters or any of them because of any failure or refusal on the part of the Company or Capital Trust I to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Capital Trust I shall be unable to perform its obligations under this Agreement, the Company and Capital Trust I jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel itemized in detail reasonably satisfactory to the Company) reasonably incurred by such Underwriters in connection with the Preferred Securities.

       10.   Counterparts.   This Agreement may be signed in any number of
             ------------
counterparts, each of which shall be an original, with the same affect as if the signatures thereto and hereto were upon the same instrument.

       11.   Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of New York.

       12.   Parties In Interest.  This Agreement has been and is made solely
             -------------------
for the benefit of the Underwriters, the Company and Capital Trust I, and the controlling persons, directors and officers referred to in Section 6 hereof, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

       13.   Section Headings.  The Section headings in this Agreement have been
             ----------------
inserted as a matter of convenience of reference and are not a part of this Agreement.

                                                                       EXHIBIT A

                    FORM OF OPINION OF CAROL A. MCCOY, ESQ.
                VICE PRESIDENT, ASSOCIATE COUNSEL AND SECRETARY
                                FOR THE COMPANY

                                                                          [Date]

[Names and Addresses of Managers]

Dear Ladies and Gentlemen:

     I am Vice President, Associate Counsel and Secretary of Torchmark Corporation, a Delaware corporation (the "Company"), and, as such, have served as counsel for the Company in connection with the issuance and sale to the several Underwriters named in the Underwriting Agreement dated October 31, 2001, (the "Underwriting Agreement") of $110,000,000 in liquidation amount of 7 3/4% Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities") of Torchmark Capital Trust I, a Delaware business trust (the "Trust") to be issued pursuant to the Declaration (as defined below).
Terms used in this opinion and not otherwise defined have the same meanings as in the Underwriting Agreement.

     In connection with the issuance of the Preferred Securities, the Trust is also issuing $3,402,075 in liquidation amount of its Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"), representing undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities and the Common Securities (collectively, the "Trust Securities") are to be used by the Trust to purchase $113,402,075 aggregate principal amount of 7 3/4% Junior Subordinated Debentures due 2041 of the Company (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures are to be issued pursuant to an indenture, dated as of November 2, 2001, between the Company and The Bank of New York, as indenture trustee, and an Officer's Certificate, dated as of such date and issued pursuant thereto (collectively, the "Indenture").

     The Trust Securities are being issued pursuant to the amended and restated declaration of trust of the Trust, dated as of November 2, 2001 (the "Declaration"), among the Company, as sponsor, Michael Klyce, Larry Hutchinson and Gary Coleman, as regular trustees (the "Regular Trustees"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), The Bank of New York, as property trustee (the "Property Trustee") and the holders from time to time of undivided beneficial interests in the assets of the Trust.

     The Preferred Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to and to the extent set forth in the Preferred Securities Guarantee Agreement, dated as of November 2, 2001, between the Company and The Bank of New York, as guarantee trustee (the "Guarantee").

     I am familiar with and have examined such documents and records as I deemed necessary to render this opinion, including the Underwriting Agreement, the Indenture, the Declaration, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures.

     In my examination I have assumed but have not independently verified the genuineness of all signatures on all documents examined by me, the conformity to original documents of all documents submitted to us as certified or facsimile copies and the authenticity of all such documents.

     Based on the foregoing, and subject to the qualifications hereinafter set forth, I am of the opinion that:

     (i) the Company (1) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and (2) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

     (ii) each of Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company, United Investors Life Insurance Company and American Income Life Insurance Company (collectively the "Designated Subsidiaries"), (1) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and (2) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each such Designated Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of any all liens, encumbrances, equities or claims;

     (iii) each Designated Subsidiary is duly qualified and/or licensed to transact the business of insurance and is in good standing in each jurisdiction in which, during either of the last two calendar years, it wrote five percent (5%) or more of the total premiums written by it;

     (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture, the Declaration, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures and the issuance and sale of the Preferred Securities as contemplated in the Underwriting Agreement, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to my knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Declaration, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Preferred Securities;

     (v) after due inquiry, I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or to be filed as required;

     (vi) the statements (a) in Part I of the Annual Report on Form 10-K of the Company for the year ended December 31, 2000, under the captions "Item 1-- Business--Regulation" and "Item 3--Legal Proceedings" and (b) in Part II of the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 2001 and June 30, 2001, under the caption "Item 1--Legal Proceedings", in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects; and

     (vii) I am of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, notes, and schedules and other financial data included or incorporated by reference in such documents, as to which I express no opinion) complied as to form when filed with the Securities and Exchange Commission in all material respects with the Securities Act of 1933, as amended, and the rules and the regulations of the Securities and Exchange Commission thereunder.

     I am licensed to practice law only in the State of Alabama, and, accordingly, I offer no opinion as to the application of decisions or statutory law (including conflict of law rules) of any jurisdiction other than the State of Alabama, the State of Delaware and the United States of America.

     This opinion is delivered pursuant to Section 3(b) of the Underwriting Agreement at the request of the Company and is intended solely for your use as Underwriters. As such, it may not be relied upon by any other person or for any other purpose other than for the legal conclusions expressed herein.

                         Very truly yours,


                         Carol A. McCoy, Esq.

                                                                       EXHIBIT B


                FORM OF OPINION OF MAYNARD, COOPER & GALE, P.C.
                        SPECIAL COUNSEL FOR THE COMPANY


                                                                          [Date]


[Names and Addresses of Managers]

Dear Ladies and Gentlemen:

     We have acted as special counsel for Torchmark Corporation, a Delaware corporation (the "Company"), and Torchmark Capital Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the issuance and sale by the Company to the Several Underwriters named in the Underwriting Agreement, dated October 31, 2001 (the "Underwriting Agreement"), of $110,000,000 in liquidation amount of 7 3/4% Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities") of the Trust to be issued pursuant to the Declaration (as defined below). Terms used in this opinion and not otherwise defined have the same meanings as in the Underwriting Agreement.

     In connection with the issuance of the Preferred Securities, the Trust is also issuing $3,402,075 in liquidation amount of its Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"), representing undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities and the Common Securities (collectively, the "Trust Securities") are to be used by the Trust to purchase $113,402,075 aggregate principal amount of 7 3/4% Junior Subordinated Debentures due 2041 of the Company (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures are to be issued pursuant to an indenture, dated as of November 2, 2001, between the Company and The Bank of New York, as indenture trustee, and an Officer's Certificate, dated as of such date and issued pursuant thereto, (collectively, the "Indenture").

     The Trust Securities are being issued pursuant to the amended and restated declaration of trust of the Trust, dated as of November 2, 2001 (the "Declaration"), among the Company, as sponsor, Michael Klyce, Larry

Hutchinson and Gary Coleman, as regular trustees (the "Regular Trustees"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), The Bank of New York, as property trustee (the "Property Trustee") and the holders from time to time of undivided beneficial interests in the assets of the Trust.

     The Preferred Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to and to the extent set forth in the Preferred Securities Guarantee Agreement, dated as of November 2, 2001, between the Company and The Bank of New York, as guarantee trustee (the "Guarantee").

     We have participated in the preparation of the Company's Registration Statement on Form S-3 (File No. 333-83411) (other than the documents incorporated by reference in the prospectus included therein (the "Incorporated Documents")) filed with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"). Although we did not participate in the preparation of the Incorporated Documents, we have reviewed such documents. In addition, we have reviewed evidence that the Registration Statement was declared effective under the Securities Act and that the Declaration, the Indenture and the Guarantee were qualified under the Trust Indenture Act of 1939, as amended, on November 30, 1999. The registration statement (including the Incorporated Documents and the prospectus supplement dated October 31, 2001 specifically relating to the Preferred Securities (the "Prospectus Supplement")) as amended to the date of the Prospectus Supplement is hereinafter referred to as the "Registration Statement", and the prospectus included in the Registration Statement (the "Basic Prospectus") as supplemented by the Prospectus Supplement is hereinafter referred to as the "Prospectus".

     As special counsel, we have examined the Underwriting Agreement, the Indenture, the Declaration, the Guarantee, the Debenture Purchase Agreement, the Subscription Agreement and the forms of Preferred Securities and Junior Subordinated Debentures, and originals or copies of certain corporate documents of the Company; certificates and statements of public officials, corporate agents, officers of the Company, and other persons; and such other documents as we have deemed necessary as a basis for our opinions set forth below. In this connection, we have assumed the genuineness of all signatures and the authenticity and correctness of all copies of documents examined. Also, we have relied upon such certificates and statements of public officials, corporate agents, officers of the Company, and other persons with respect to the accuracy of material factual matters that were not independently established.

     Based on the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

     (i) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

     (ii) The Declaration has been duly qualified under the Trust Indenture Act, and has been duly authorized, executed and delivered by the Company and the Regular Trustees and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (iii) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (iv) The Guarantee has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (v) Each of the Debenture Purchase Agreement and the Subscription Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (vi) The Junior Subordinated Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms and entitled to the benefits of the Indenture, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (vii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture, the Declaration, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company;

     (viii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Declaration, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Preferred Securities;

     (ix) Each of the Company and Capital Trust I is not, and after giving effect to the issuance of the Preferred Securities and assuming the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended;

     (x) Under current law, Capital Trust I will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation;

     (xi) Under current law, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company;

     (xii) The statements (a) in the Basic Prospectus under the captions "Description of Securities -- Description of the Trust Preferred Securities," "Description of Securities -- Description of Debt Securities" and "Description of Securities -- Description of Trust Preferred Securities Guarantees," (b) in the Prospectus Supplement under the captions "Description of the Trust Preferred Securities", "Description of the Junior Subordinated Debentures", "Description of the Guarantee," "United States Federal Income Tax Consequences", "ERISA Considerations" and "Underwriting" and (c) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects.

     We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for the Company, the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, nothing has come to our attention that causes us to believe that (i) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which we express no belief, and except for that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the trustees referred to in the Registration Statement (the "Form T-1")) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which we express no belief, and except for the Form T-1), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the Prospectus (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which we express no belief, and except for the Form T-1), as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     We are members of the Bar of the State of Alabama, and this opinion is limited in all respects to the laws of the State of Alabama, the General Corporation Law of the State of Delaware, and the United States of America. As to all matters governed by the laws of the State of New York with respect to our opinions in paragraphs (iii), (iv), (v) and (vi), we are relying on the opinion dated today of your counsel, Davis Polk & Wardwell. As to all matters governed by the laws of the State of Delaware (other than the General Corporation Law of the State of Delaware) with respect to our opinion in paragraphs (ii), we are relying on the opinion dated today of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Company and the Trust.

     This opinion is being delivered to you at the request of the Company and the Trust in connection with the Underwriting Agreement and the transactions contemplated by the Underwriting Agreement, and may not be relied on by any other person or for any other purpose without our prior written consent.

                         Very truly yours,

                                                                       EXHIBIT C

              FORM OF OPINION OF MORRIS, NICHOLS, ARSHT & TUNNELL,
             SPECIAL DELAWARE COUNSEL FOR THE COMPANY AND THE TRUST

                                                                          [Date]

[Names and Addresses of Managers]

     Re:  Torchmark Capital Trust I

Ladies and Gentlemen:

     We have acted as special Delaware counsel to Torchmark Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with certain matters of Delaware law relating to the formation of the Trust and the proposed issuance of Preferred Securities by the Trust pursuant to and as described in the Registration Statement (and the Prospectus and the Prospectus Supplement forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission by Torchmark Corporation, a Delaware corporation (the "Company") and the Trust, on July 21, 1999, as amended by Pre-Effective Amendment No. 1 thereto (as amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of the Trust dated as of November 2, 2001 (the "Governing Instrument").

     In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on July 21, 1999 (the "Certificate of Trust"); the Declaration of Trust of the Trust dated as of July 21, 1999 (the "Original Governing Instrument"); the Governing Instrument; the Junior Subordinated Indenture dated as of November 2, 2001 between the Company and The Bank of New York, as trustee; the Preferred Securities Guarantee Agreement dated as of November 2, 2001 between the Company and The Bank of New York, as trustee; the Underwriting Agreement dated as of October 31, 2001 relating to the Preferred Securities among the Company, the Trust and the several underwriters named therein (the "Underwriting Agreement"); the Debenture Purchase Agreement dated as of November 2, 2001 between the Trust and the Company (the "Debenture Purchase Agreement"); the Subscription Agreement dated as of November 2, 2001 between the Trust and the Company (the "Subscription Agreement"); the Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed by our opinion set forth in paragraph 3 below, the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement by the parties thereto prior to the first issuance of the Common Securities and the Preferred Securities); (iii) that no event has occurred subsequent to the filing of the Certificate of Trust that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable; (v) that the required consideration for the Preferred Securities and the Common Securities is paid in accordance with the terms and conditions of the Governing Instrument, the Underwriting Agreement, the Subscription Agreement and the Registration Statement and that the Preferred Securities and the Common Securities are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Underwriting Agreement, the Subscription Agreement and the Registration Statement; (vi) that each of the Trust and the Company does not and will not conduct any business or activities in the State of Delaware (other than, with respect to the Trust, activities incidental to its formation and continued existence as a Delaware statutory business trust); (vii) that the Trust is a grantor trust for federal income tax purposes as owners of either all of, or their liquidation and accrued but unpaid share of, the Debentures held by the Trust; (viii) that the Securities and the Debentures are executed and delivered outside the State of Delaware; and (ix) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. Further, except to the extent addressed by our opinion set forth in paragraph 10 below, we express no opinion with respect to, and assume no responsibility for the contents of, the Registration Statement or any other offering material relating to the Common Securities or the Preferred Securities. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.

     To the extent our opinion in paragraph 4 relates to the violation of any Delaware law, rule, or regulation, or the requirement for consent, approval, authorization or order of, or filing with, any governmental agency or body of the State of Delaware, our opinions relate only to laws, rules, regulations and requirements of law that are of general application and that, in our experience, are likely to have application to transactions of the nature herein referenced (and not to laws, rules, regulations or requirements of law that might be implicated by reason of the specific business activities of any of the above-referenced entities).

     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

     1. The Trust has been duly formed and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
(S)(S) 3801 et seq. (the "Delaware Act").

     2. Under the Governing Instrument and the Delaware Act, the Trust has the requisite business trust power and authority to (A) conduct its business as described in the Prospectus, (B) execute and deliver the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement, and perform its obligations thereunder and (C) issue and perform its obligations under the Preferred Securities and the Common Securities.

     3. The execution and delivery by the Trust of the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement, and the performance of its obligations thereunder, have been duly authorized by all requisite business trust action on the part of the Trust.

     4. The issuance and sale by the Trust of the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement and the consummation by the Trust of the transactions contemplated thereby will not violate (A) the Governing Instrument or (B) any applicable Delaware law, rule or regulation. No consent, approval, authorization or order of, or filing with, any governmental agency or body of the State of Delaware that has not been obtained is required for the execution, delivery and performance by the Trust of its obligations under the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement or the issuance and sale of the Preferred Securities and the Common Securities by the Trust.

     5. Under the Governing Instrument and the Delaware Act, the issuance of the Preferred Securities is not subject to preemptive rights.

     6. Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, the Holders of the Securities (other than Holders of the Securities, or Persons who are partners or S corporation shareholders for federal income tax purposes in such Holders of the Securities, who reside or are domiciled in the State of Delaware or who are otherwise subject to income taxation in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

     7. The Governing Instrument constitutes a legal, valid and binding obligation of the Company and the Capital Trustees, enforceable against the Company and the Capital Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies, (B) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (C) considerations of public policy and the effect of applicable law relating to fiduciary duties.

     8. The Preferred Securities have been duly authorized for issuance by the Governing Instrument and, when issued, executed, authenticated, delivered and paid for in accordance with the Governing Instrument and the Underwriting Agreement, will be fully paid and, subject to the qualifications set forth below, non-assessable undivided beneficial interests in the assets of the Trust. Under the Governing Instrument and the Delaware Act, each Preferred Security Holder of the Trust, in such capacity, will be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

provided, however, that we express no opinion with respect to the liability of any Preferred Security Holder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that, pursuant to the Governing Instrument, Preferred Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

     9. The Common Securities have been duly authorized for issuance by the Governing Instrument and, when issued, executed, authenticated, delivered and paid for in accordance with the Governing Instrument and the Subscription Agreement, will be fully paid and, subject to the qualifications set forth below, non-assessable undivided beneficial interests in the assets of the Trust. We note that, pursuant to the Governing Instrument, Common Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

     10. The statements in the Prospectus under the caption "The Trusts" and in the Prospectus Supplement under the caption "Prospectus Supplement Summary -- Torchmark Capital Trust I" to the extent such statements address matters of Delaware law are correct statements of such law in all material respects.

     This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. We understand that the law firms of Maynard, Cooper & Gale, P.C., and Davis Polk & Wardwell wish to rely as to matters of Delaware law on the opinions set forth above in connection with the rendering of its opinion to you dated on or about the date hereof concerning the Underwriting Agreement, and we hereby consent to such reliance. Except as provided in the preceding sentence, the opinions herein expressed are intended solely for the benefit of the addressees hereof in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

                                    Very truly yours,

                                    MORRIS, NICHOLS, ARSHT & TUNNELL

                                    Jonathan I. Lessner

                                                                       EXHIBIT D


                    FORM OF OPINION OF DAVIS POLK & WARDWELL
                          COUNSEL FOR THE UNDERWRITERS


                                                                          [Date]

[Names and Addresses of Managers]

Dear Ladies and Gentlemen:

     We have acted as counsel for you as representatives of the several underwriters (the "Underwriters") named in the Underwriting Agreement dated October 31, 2001 (the "Underwriting Agreement") with Torchmark Corporation, a Delaware corporation (the "Company") and Torchmark Capital Trust I, a Delaware business trust (the "Trust"), in connection with the purchase by the several Underwriters of $110,000,000 in liquidation amount of 7 3/4% Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities") of the Trust to be issued pursuant to the Declaration (as defined below).

     In connection with the issuance of the Preferred Securities, the Trust is also issuing $3,402,075 in liquidation amount of its Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"), representing undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities and the Common Securities (collectively, the "Trust Securities") are to be used by the Trust to purchase $113,402,075 aggregate principal amount of 7 3/4% Junior Subordinated Debentures due 2041 of the Company (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures are to be issued pursuant to an indenture, dated as of November 2, 2001, between the Company and The Bank of New York, as indenture trustee, and an Officer's Certificate, dated as of such date and issued pursuant thereto, (collectively, the "Indenture").

     The Trust Securities are being issued pursuant to the amended and restated declaration of trust of the Trust, dated as of November 2, 2001 (the "Declaration"), among the Company, as sponsor, Michael Klyce, Larry Hutchinson and Gary Coleman, as regular trustees (the "Regular Trustees"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), The Bank of New York, as property trustee (the "Property Trustee") and the

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holders from time to time of undivided beneficial interests in the assets of the
Trust.

     The Preferred Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to and to the extent set forth in the Preferred Securities Guarantee Agreement, dated as of November 2, 2001, between the Company and The Bank of New York, as guarantee trustee (the "Guarantee").

     We have examined an executed copy of the Underwriting Agreement, the Declaration, the Guarantee, the Indenture, the Debenture Purchase Agreement, the Subscription Agreement and forms of the Preferred Securities and the Junior Subordinated Debentures. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

     We have participated in the preparation of the Company's Registration Statement on Form S-3 (File No. 333-83411) (other than, in each case, the documents incorporated by reference in the prospectus included therein (the "Incorporated Documents")) filed with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"). Although we did not participate in the preparation of the Incorporated Documents, we have reviewed such documents. In addition, we have reviewed evidence that the Registration Statement was declared effective under the Act and that the Declaration, the Indenture and the Guarantee were qualified under the Trust Indenture Act of 1939, as amended, on November 30, 1999. The registration statement (including the Incorporated Documents and the prospectus supplement dated October 31, 2001 specifically relating to the Preferred Securities (the "Prospectus Supplement")) as amended to the date of the Prospectus Supplement is hereinafter referred to as the "Registration Statement", and the prospectus included in the Registration Statement (the "Basic Prospectus") as supplemented by the Prospectus Supplement is hereinafter referred to as the "Prospectus".

     We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Company and submitted for our examination.

     Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.

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     Upon the basis of the foregoing, we are of the opinion that:

     (i) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

     (ii) the Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights generally and (b) as the enforceability thereof is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (iii) the Guarantee has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company enforceable in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights generally, (b) as the enforceability thereof is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (iv) the Declaration has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company enforceable in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights generally, (b) as the enforceability thereof is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (v) each of the Debenture Purchase Agreement and the Subscription Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to

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general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

     (vi) the Junior Subordinated Debentures have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for as described in the Prospectus, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except
(a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights generally and (b) as the enforceability thereof is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We have considered the statements relating to legal matters or documents included in (a) the Basic Prospectus under the captions "Description of Securities -- Description of the Trust Preferred Securities," "Description of Securities -- Description of Debt Securities" and "Description of Securities -- Description of Trust Preferred Securities Guarantees," and (b) the Prospectus Supplement under the captions "Description of the Trust Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee" and "Underwriting". In our opinion, such statements fairly summarize in all material respects such legal matters or documents.

     We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of and independent public accountants for the Company, the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, nothing has come to our attention that causes us to believe that (i) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which we express no belief, and except for that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the trustees referred to in the Registration Statement (the "Form T-1")) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which we express no belief, and except for

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the Form T-1), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the Prospectus (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which we express no belief, and except for the Form T-
1), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     We have examined the opinions of (a) Carol A. McCoy, Esq., Vice President, Associate Counsel and Secretary of the Company, (b) Maynard, Cooper & Gale, P.C., special counsel for the Company and the Trust, and (c) Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Company and the Trust, each dated the date hereof and delivered to you pursuant to Sections 3(b), 3(c) and 3(d), respectively, of the Underwriting Agreement, and we believe that such opinions are substantially responsive to the requirements therefor. We have also examined the letters dated October 31, 2001, and the date hereof of Deloitte & Touche LLP, independent public accountants for the Company, relating to the financial statements included or incorporated by reference in the Registration Statement and certain other matters referred to in such letters, delivered to you pursuant to Section 3(f) of the Underwriting Agreement. We participated in discussions with representatives of Deloitte & Touche LLP and your representatives relating to the forms of such letters and we believe that they are substantially in the forms agreed to.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States. As to all matters governed by the laws of the State of Delaware (other than the General Corporation Law of the State of Delaware), we have relied upon the opinion dated today of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Company and the Trust.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon or furnished to any other person without our prior written consent, except that Maynard, Cooper & Gale, P.C., special counsel to the Company, may rely on our opinions in paragraphs (ii), (iii), (v) and (vi) as to matters governed by the laws of the State of New York in rendering their opinion to be delivered pursuant to the Underwriting Agreement.

                              Very truly yours,


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